Exhibit 99.1

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ALTIMAR ACQUISITION
CORPORATION Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on
XXXX XX, 2021.
INTERNET – www.cstproxyvote.com
If you plan to attend the extraordinary general meeting via the Internet to vote your proxy, please have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the extraordinary general meeting via the virtual online program, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
https://www.cstproxy.com/altimarspac/sm2021 MAIL – If you plan to submit your proxy for the extraordinary general meeting via mail, please mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held XXXXX XX, 2021. The Notice and Proxy Statement are available at
https://www.cstproxy.com/altimarspac/sm2021 ALTIMAR ACQUISITION CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints XXXXXXX, XXXXXXX and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of XXXXXXX. held of record by the undersigned at the close of business on XXXXXX, XXXX at the extraordinary general meeting of Altimar Acquisition Corporation (“Altimar” or the “Company”) to be held on XXXX, XX, XXXX, or at any adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, THIS WILL BE TREATED AS AN ABSTENTION AND SHALL HAVE NO EFFECT ON THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 8. Please mark your votes like this
Proposal No. 1 — The Business Combination Proposal — RESOLVED, as an ordinary resolution, that the Company’s entry into the Business Combination
Agreement, dated as of December 23, 2020, as amended from time to time (in the form attached to the proxy statement/prospectus as Annex C), by and among the Company, Owl Rock Capital Group LLC (“Owl Rock Group”), Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman
Group LLC (“Neuberger”), and the transactions contemplated thereby, including: (a) upon consummation of the transactions contemplated by the Business Combination Agreement, that the businesses of Owl Rock and Dyal described in the following clause (b) will be held by two newly organized Delaware limited partnerships, Blue Owl Capital Holdings LP
(“Blue Owl Holdings”) and Blue Owl Capital Carry LP (“Blue Owl Carry”), of which a newly formed wholly owned subsidiary of Blue Owl (as defined in the proxy statement/prospectus),
Blue Owl Capital GP LLC, will be the sole general partner, (b) Blue Owl Holdings will acquire (i) Owl Rock’s business and operations (the “Owl Rock Business”) of sponsoring, offering and managing all existing and future Owl Rock funds and (ii) the Dyal Capital Partners division of Neuberger (“Dyal”), including the business and operations related to sponsoring, offering and managing the Dyal funds and any successor fund thereof and Dyal’s business services platform (collectively, the “Dyal Business”) (subject to, in each case, interests representing
Specified Interests (as defined in the proxy statement/prospectus), and Blue Owl Capital Inc. and Blue Owl Holdings will become responsible for all liabilities and obligations related to the Owl Rock Business and the Dyal Business except as specifically described herein; and (c) Blue Owl Carry will acquire 15% of the carried interest, incentive fees and any other incentive-based allocations or fees (net of certain investor and third party arrangements) arising in respect of all existing and future Owl Rock and Dyal funds, except that 100% of the fees (net of certain investor and third party arrangements) from the Owl Rock BDCs (as defined in the proxy statement/prospectus) are being contributed to Blue Owl Holdings as described above be confirmed, ratified and approved in all respects.
Proposal No. 2 — The Domestication Proposal — RESOLVED, as a special resolution that the Company be de-registered in the Cayman Islands pursuant to Article 47 of the Amended and Restated Memorandum and Articles of Association of Altimar Acquisition Corporation and be registered by way of continuation as a corporation in the State of Delaware, and conditional upon, and with effect from, the registration of the Company in the State of Delaware as a corporation with the laws of the State of Delaware, the name of the Company be changed to “Blue Owl Capital Inc.” (the “Do mestication”).
Proposal No. 3 — The Organizational Documents Proposal — RESOLVED, as a special resolution, that the certificate of incorporation (the “Proposed
Charter”) and bylaws of Blue Owl (annexed to the proxy statement/prospectus as Annex A and Annex B), be approved as the certificate of incorporation and bylaws, respectively, of Blue Owl, effective upon the effectiveness of the Domestication.
Proposal No. 4 — The Advisory Charter Proposals — to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with United States Securities and Exchange Commission guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals (which proposals we refer to, collectively, as the “Advisory Charter Proposals”):
FOR AGAINST ABSTAIN

Advisory Charter Proposal 4A —RESOLVED, as a special resolution, that, on a non-binding advisory basis, to increase the authorized share capital from 555,000,000 shares divided into 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001 per share, to authorized capital stock of 4,906,875,000 shares, consisting of (i) 2,500,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), (ii) 350,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), (iii) 1,500,000,000 shares of Class C common stock, par value $0.0001 per share (“Class C common stock”), (iv) 350,000,000 shares of Class D common stock, par value $0.0001 per share (“Class D common stock”), (v) 100,000,000 shares of Class E common stock, par value $0.0001 per share (“Class E common stock”), which shall consist of two series: (A) 50,000,000 shares of “Series E-1 common stock” and (B) 50,000,000 shares of “Series E-2 common stock”, (vi) 6,875,000 shares of Class F common stock, par value $0.0001 per share (“Class F common stock” and, together with the Class A common stock, Class B common stock, Class C common stock, Class D common stock and Class E common stock, the “common stock”) and (vii) 100,000,000 shares of preferred stock. Advisory Charter Proposal 4B — RESOLVED, as a special resolution, that, on a non-binding advisory basis, to provide that the Proposed Charter may be amended by the affirmative vote of holders of at least a majority of the total voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, except that: (a) amendment to the limitation on additional issuances of Class B common stock requires the affirmative vote of the holders of shares of issued and outstanding Class A common stock and Class C common stock, voting together as a single class, and (b) amendment to the limitation on additional issuances of Class E common stock or Class F common stock requires the affirmative vote of the holders of shares of issued and outstanding Class A common stock and Class C common stock, voting together as a single class. Advisory Charter Proposal 4C — RESOLVED, as a special resolution, that, on a non-binding advisory basis, to provide for (i) the election of directors by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, (ii) the filling of newly-created directorships or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and (iii) the removal of directors only for cause and only upon the affirmative vote of the holders of a majority in voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Advisory Charter Proposal 4D — RESOLVED, as a special resolution, that, on a non-binding advisory basis, to elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware.
Advisory Charter Proposal 4E — RESOLVED, as a special
resolution, that, on a non-binding advisory basis, to provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims.
Advisory Charter Proposal 4F — RESOLVED, as a special
resolution, that, on a non-binding advisory basis, to provide that
(i) each holder of record of Class A common stock and Class
C common stock and Class F common stock shall be entitled to one vote per share on all matters which stockholders generally are entitled to vote, and (ii) (a) solely with respect to any matter on which holders of Class B common stock are voting separately as a class or series, holders of record of Class B common stock shall be entitled to one vote for each share of Class B common stock issued and outstanding, (b) solely with respect to each matter on which holders of Class D common stock are voting separately as a class or series, each holder of record of Class D common stock shall be entitled to one vote for each share of Class D common stock issued and outstanding and (c)
until such time as Doug Ostrover, Marc Lipschultz, Craig Packer and Alan Kirshenbaum
(collectively, the “Owl Rock Principals”), and Michael Rees, Sean Ward and Andrew
Laurino (collectively, the “Dyal Principals”), and certain entities controlled by them, including their permitted transferees (such as charitable trusts and estate planning vehicles), own less than 25% of their aggregate ownership as of immediately after the
Closing (as defined in the proxy statement/prospectus), with respect to each matter on which stockholders are voting generally, each holder of record of Class B common stock and Class D common stock shall be entitled to a number of votes per share equal to
(i) (A) the quotient determined by dividing (1) the sum of (x) the total number of shares of Class A common stock and Class C common stock issued and outstanding and (y)
the total voting power of all shares of preferred stock issued and outstanding by (2) 10%
multiplied by (B) 90% divided by (ii) the total number of issued and outstanding shares of Class B commonstock and Class D common stock. To the extent that any matter is submitted to a vote of each of Class B common stock or Class D common stock, voting separately as a series or class, and stockholders generally, each share of Class B common stock or Class D common stock shall be entitled to the voting power in clause
(ii)(a) or (ii)(b), as applicable, with respect to the separate class or series vote and the voting power in clause (ii)(c) with respect to the vote of stockholders generally.
Advisory Charter Proposal 4G — RESOLVED, as a special
resolution, that, on a non-binding advisory basis, to provide that (i) except to the extent described below with respect to the Class E common stock, each holder of record of Class A common stock, Class B common stock, Class E common stock and Class F common stock shall be entitled to receive, ratably with other participating shares, such dividends and other distributions as may from time to time be declared by the board of directors, (ii) each holder of record of Class C common stock and Class D common stock shall not be entitled to receive dividends and other distributions except for par value distributions in connection with a liquidation, and (iii) each holder of record of Class E common stock shall not be entitled to receive dividends and other distributions, except if, at the time the board of directors declares a dividend or other distribution on the outstanding shares of Class A common stock, any shares of Class E common stock remain issued and outstanding, then, the board of directors shall at such time declare a dividend on the outstanding shares of Class E common stock in the form of the right to receive an amount per share equal to the per share amount of the dividend declared by the board of directors in respect of Class A common stock (the “Class E Dividend Amount”). If, as of the applicable Specified Payment Date (as defined in the Proposed Charter), shares of
Class E common stock that were outstanding as of the applicable Specified Record
Date (as defined in the Proposed Charter) have been converted into shares of Class A common stock in accordance with the terms of the Proposed Charter, then Altimar shall pay the Class E Dividend Amount on the Specified Payment Date to the holders of such shares of Class E common stock as of the Specified Record Date. With respect to any shares of Class E common stock that remain outstanding as of the applicable Specified
Payment Date, Altimar shall, in lieu of paying the Class E Dividend Amount directly to the holders of such shares of Class E common stock, set aside or reserve for payment an amount equal to such Class E Dividend Amount in respect of each such outstanding share of Class E common stock (the “Reserve Amount”), which Reserve Amount shall be paid to such holders, if at all, only upon the occurrence of a Triggering Event (as defined in the Proposed Charter) with respect to such shares; provided, however, that if a Triggering Event does not occur with respect to any shares of Class E common stock prior to the Earnout Termination Date (as defined in the Proposed Charter), any amounts in the Reserve Amount with respect to such shares shall automatically be released to Altimar, the right to receive the Class E Dividend Amount in respect of any share of Class E common stock for which a Triggering Event has not occurred as of the such time shall be deemed to have expired, and the holders of Class E common stock for which a Triggering Event has not occurred as of the such time shall have no entitlement to receive the Class E Dividend Amount.
Advisory Charter Proposal 4H — RESOLVED, as a special
resolution, that, on a non-binding advisory basis, to eliminate various provisions in the Existing Organizational Documents
(as defined in the proxy statement/prospectus) applicable only to blank check companies, including the provisions requiring that Altimar have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination.
Proposal No. 5 — The Stock Issuance Proposal —
RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable NYSE listing rules, the issuance of shares of Class A common stock of the Company to the PIPE
Investors pursuant to the Subscription Agreements (as defined in the proxy statement/prospectus) be confirmed, ratified and approved in all respects.
Proposal No. 6 — The Business Combination Issuance
Proposal — RESOLVED, as an ordinary resolution, (a) the
issuance in accordance with the Business Combination
Agreement of shares of Class A, Class C, Class D and Class
E common stock of the Company to the direct or indirect holders of equity securities in Owl Rock Group and to Dyal Equityholders (as defined in the proxy statement/
prospectus), including Neuberger or its designated affiliates, (b) the issuance of shares of Class A and Class B common stock of the Company to persons validly exchanging
Blue Owl Operating Group Units (as defined in the proxy statement/prospectus) and shares of Class C or Class D common stock, as applicable, in accordance with the Exchange
Agreement (as annexed to the proxy statement/prospectus as Annex F), and (c) the issuance of shares of Class C or Class D common stock of the Company to persons holding Seller Earnout Units (as defined in the proxy statement/prospectus) upon the occurrence of an applicable Triggering Event, in each case, be confirmed, ratified and approved in all respects.
Proposal No. 7 — The Equity Incentive Plan Proposal —
RESOLVED, as an ordinary resolution, that the Blue Owl
Capital Inc. 2021 Omnibus Incentive Plan (annexed to the proxy statement/prospectus as Annex I) be approved and adopted in
all respects.
Proposal No. 8 — The Adjournment Proposal — RESOLVED,
as an ordinary resolution, that the adjournment of the general meeting to a later date or dates to be determined by the chairman of the general meeting, if necessary, to permit further solicitation and vote of proxies be confirmed, ratified and approved in all respects.
CONTROL NUMBER
Signature
Signature, if held jointly
Date , 2021.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.